EXHIBIT 99.1

DS Healthcare Group to Begin Trading on NASDAQ Capital Markets

Company executives to ring closing bell on December 19, 2012

Miami Beach, Dec. 11, 2012 (GLOBE NEWSWIRE) -- DS Healthcare Group, Inc. formerly named Divine Skin Inc., (OTCBB:DSKXD), a leading developer of personal care products, announced today it received confirmation that its application to list the Company's common stock on the NASDAQ Capital Market has been approved by the NASDAQ Stock Market, a unit of the NASDAQ OMX Group.

DS Healthcare Group common stock is expected to begin trading on the NASDAQ Capital Markets, under the same symbol "DSKX" at the opening of trading on December 13, 2012.

About DS Healthcare Group

DS Healthcare Group, Inc. leads in the development of biotechnology for topical, and nutritional therapies. It markets through online and specialty retailers, distributors, cosmetics wholesalers and salons. Its brands include DS Laboratories (www.DSLaboratories.com), Sigma Skin (www.SigmaSkin.com), Polaris Research Laboratories (www.PolarisReserachLabs.com) and Pure Guild (www.ThePureGuild.com).

Forward-Looking Statements:

Except for statements of historical fact, the matters discussed in this press release are forward-looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "future," "plan" or "planned," "expects," or "projected." These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond the company's control that may cause actual results to differ materially from stated expectations. These risk factors include, among others, limited operating history, difficulty in developing and marketing products, intense competition and additional risks factors as discussed in reports filed by the company with the Securities and Exchange Commission, which are available at http://www.sec.gov.

Contact:
Abner Silva
Investor Relations
DS Healthcare Group, Inc.
1.407.342.4112